


                                                                 Exhibit h-3
                                                                 Page 1 of 2


                         NEW ENGLAND ENERGY INCORPORATED
                            Statements of Cash Flows
                     For the Quarter Ended December 31, 1996
                       (Unaudited, Subject to Adjustment)

                                             Old Program New Program Combined
                                             ----------- ----------- --------
Operating Activities:
   Net income                                $   (371,800)$  44,322$   (327,478)
   Adjustments to reconcile net income to
     net cash provided by operating activities:
     Amortization of cost of fuel reserves      1,498,674         -   1,498,674
     Loss passed on to an affiliate             4,816,772         -   4,816,772
     Accrued loss to be passed on to an affiliate         2,295,106           -2,295,106
     Deferred income taxes                     (1,911,384)        -  (1,911,384)
     (Increase)/decrease in accounts receivable
       (excluding loss to be passed on to affiliate)      6,359,782           - 6,359,782
     Increase/(decrease) in accrued exploration
       and development costs                  (13,439,295)        - (13,439,295)
     Increase/(decrease) in accounts payable   (3,489,180)  (98,754) (3,587,934)
     Increase/(decrease) in accrued interest payable        247,727           -247,727
     Increase/(decrease) in accrued taxes        (709,627)   (4,303)   (713,930)
                                             ------------ ---------------------
       Net cash provided by operating activities       $ (4,703,225)  $ (58,735)     $ (4,761,960)
                                             ------------ ---------------------
Investing Activities:
   Investment in property - Samedan:
     Exploration (also includes dry holes, depleted
                  wells and work in process) $  3,991,395 $       -$  3,991,395
     Development (also reflects transfer of
                   depleted wells)              4,415,536         -   4,415,536
   Capital costs                               (1,561,617)        -  (1,561,617)
   Other                                       (1,035,431)        -  (1,035,431)
                                             ------------ ---------------------
    Net cash used in investing activities    $  5,809,883 $       -$  5,809,883
                                             ------------ ---------------------

Financing Activities:
   Subordinated notes payable to parent-issues         $    577,300   $       -      $    577,300
   Subordinated notes payable to parent-retirements     -         -           -
   Changes in notes payable to bank under
       credit agreement                        (7,000,000)        -  (7,000,000)
                                             ------------ ---------------------
       Net cash used in financing activities $ (6,422,700)$       -$ (6,422,700)
                                             ------------ ---------------------

Net increase/(decrease) in cash and cash equivalents $ (5,316,042)    $ (58,735)     $ (5,374,777)
Cash and cash equivalents at beginning of period5,647,593   (73,422)  5,574,171
                                             ------------ ---------------------

Cash and cash equivalents at end of period   $    331,551 $(132,157)  $    199,394
                                             ------------ ---------------------




                                                                 Exhibit h-3
                                                                 Page 2 of 2


                         NEW ENGLAND ENERGY INCORPORATED
                            Statements of Cash Flows
                      For the Year Ended December 31, 1996
                       (Unaudited, Subject to Adjustment)

                                             Old Program New Program Combined
                                             ----------- ----------- --------
Operating Activities:
   Net income                                $ (1,446,447) $ 42,246$ (1,404,201)
   Adjustments to reconcile net income to
     net cash provided by operating activities:
     Amortization of cost of fuel reserves     46,261,407         -  46,261,407
     Loss passed on to an affiliate            43,731,259         -  43,731,259
     Accrued loss to be passed on to an affiliate       (18,766,544)          -(18,766,544)
     Deferred income taxes                    (20,435,384)        - (20,435,384)
     (Increase)/decrease in accounts receivable
       (excluding loss to be passed on to affiliate)         27,546         410 27,956
     Increase/(decrease) in accrued exploration
       and development costs                  (10,126,742)        - (10,126,742)
     Increase/(decrease) in accounts payable       59,375  (191,351)   (131,976)
     Increase/(decrease) in accrued interest payable        181,133           -181,133
     Increase/(decrease) in accrued taxes payable         2,159,500      (5,400)   2,154,100
                                             ------------ ---------------------
       Net cash provided by operating activities       $ 41,645,103   $(154,095)$ 41,491,008
                                             ------------ ---------------------
Investing Activities:
   Investment in property - Samedan:
     Exploration (also includes dry holes, depleted
                  wells and work in process) $   (832,467)$       -$   (832,467)
     Development (also reflects transfer of
                   depleted wells)                291,392         -     291,392
   Capital costs                               (6,784,326)        -  (6,784,326)
   Other                                       (2,870,477)        -  (2,870,477)
                                             ------------ ---------------------
    Net cash used in investing activities    $(10,195,878)$       -$(10,195,878)
                                             ------------ ---------------------

Financing Activities:
   Subordinated notes payable to parent-issues         $  4,771,136   $       - $  4,771,136
   Subordinated notes payable to parent-retirements      (4,000,000)          -   (4,000,000)
   Changes in notes payable to bank under
       credit agreement                       (33,000,000)        - (33,000,000)
                                             ------------ ---------------------
       Net cash used in financing activities $(32,228,864)$       -$(32,228,864)
                                             ------------ ---------------------

Net increase/(decrease) in cash and cash equivalents   $   (779,639)  $(154,095)$   (933,734)
Cash and cash equivalents at beginning of period1,111,190    21,938   1,133,128
                                             ------------ ---------------------

Cash and cash equivalents at end of period   $    331,551 $(132,157)  $    199,394
                                             ------------ ---------------------
